As filed with the Securities and Exchange
Commission on September 6, 1996.                          Registration No. 333-_
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC  20549

                                ---------------------

                                       FORM S-8
                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933

                                ---------------------

                            SOUND SOURCE INTERACTIVE, INC.
                (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                                          95-4264046
   (State or Other Jurisdiction of                          (I.R.S. Employer
   Incorporation or Organization)                     Identification No.)

                               2985 E. HILLCREST DRIVE
                                       SUITE A
                         WESTLAKE VILLAGE, CALIFORNIA  91362
                       (Address of Principal Executive Offices)

                            SOUND SOURCE INTERACTIVE, INC.
                                1992 STOCK OPTION PLAN
                               (Full Title of the Plan)

                                ULRICH E. GOTTSCHLING
                               CHIEF FINANCIAL OFFICER,
                               SECRETARY AND TREASURER
                            SOUND SOURCE INTERACTIVE, INC.
                               2985 E. HILLCREST DRIVE
                                       SUITE A
                         WESTLAKE VILLAGE, CALIFORNIA  91362
                       (Name and Address of Agent For Service)

                                    (805) 494-9996
            (Telephone number, including area code, of agent for service)
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                           CALCULATION OF REGISTRATION FEE

                                      Proposed       Proposed
    Title of                           Maximum       Maximum
   Securities        Amount           Offering      Aggregate         Amount of
     to be            to be            Price         Offering       Registration
   Registered       Registered(1)    Per Share(2)    Price(2)            Fee


Common Stock        384,000 Shares   $5.00          $1,920,000.00   $662.07
(par value $.001)
including Common
Stock Purchase Options
- --------------------------------------------------------------------------------


(1) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the closing bid and asked prices of the Common Stock as reported by the NASDAQ SmallCap Market on September 3, 1996.

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

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference into this registration statement:

         (1) The prospectus of Sound Source Interactive, Inc. (the "Company") filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), on July 3, 1996, being the most recent prospectus so filed pertaining to the Company's Registration Statement No. 33-80827.

         (2) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); PROVIDED, HOWEVER, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Company's annual report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such annual report on Form 10-K.

         Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  DESCRIPTION OF SECURITIES.

         The securities to be offered are registered under Section 12(b) of the Exchange Act.

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Robert G. Kalik, of counsel to McDermott, Will & Emery, holds a presently exercisable option to purchase 33,467 shares of Common Stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation provides that a director of the Company, to the maximum extent now or hereafter permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware GCL"), will have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the Delaware GCL currently provides that directors of corporations that have adopted such a provision will not be so liable, except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) as provided under Section 174 of the Delaware GCL for the payment of certain unlawful dividends and the making of certain stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. This provision would absolve directors of personal liability for negligence in the performance of their duties, including gross negligence. It would not permit a director to be exculpated, however, for liability for actions involving conflicts of interest or breaches of the traditional "duty of loyalty" to the Company and its stockholders, and it would not affect the availability of injunctive or other equitable relief as a remedy.

         The Company's Bylaws generally require the Company to indemnify and advance expenses to its directors, officers, employees and other agents to the fullest extent permitted by Delaware law. The Company also has entered into indemnification agreements with each of its existing directors, and plans to enter into indemnification agreements with directors appointed in the future, whereby the Company will indemnify each such person against certain claims arising out of certain past, present or future acts, omissions or breaches of duty committed by an indemnitee while serving as a Company director. Such indemnification does not apply to acts or omissions which are knowingly fraudulent, deliberately dishonest or arise from willful misconduct. Indemnification will only be provided to the extent that the indemnitee has not already received payments in respect of a claim from the Company or from an insurance company. Under certain circumstances, such indemnification (including reimbursement of expenses incurred) will be allowed for liability arising under the Securities Act.

         The Company has purchased a director's and officers' liability policy insuring directors and officers of the Company.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         Reference is made to the Exhibit Index.

Item 9.  UNDERTAKINGS.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westlake Village, California, on September 3, 1996.

                                  SOUND SOURCE INTERACTIVE, INC.


                                  By:/s/ Vincent J. Bitetti
                                      -------------------------------------
                                     Vincent J. Bitetti,
                                     Chairman and Chief Executive Officer

                                  POWER OF ATTORNEY

         We, the undersigned officers and directors of Sound Source
Interactive, Inc., hereby severally constitute Vincent J. Bitetti and Ulrich E. Gottschling, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Sound Source Interactive, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 3, 1996.

    Signature                                    Title

/s/ Vincent J. Bitetti                 Chairman, Chief Executive Officer and
- ---------------------------------      Director
Vincent J. Bitetti                     (principal executive officer)

/s/ Eric H. Winston                    President, Chief Operating Officer and
- ---------------------------------      Director
Eric H. Winston

/s/ Ulrich E. Gottschling              Chief Financial Officer, Secretary and
- ---------------------------------      Treasurer
Ulrich E. Gottschling                  (principal financial and accounting
                                       officer)

/s/ Ronald W. Hart                     Director
- ---------------------------------
Ronald W. Hart

/s/ Mark A. James                      Director
- ---------------------------------
Mark A. James

/s/ Ernest T. Klinger                  Director
- ---------------------------------
Ernest T. Klinger



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                                    EXHIBIT INDEX

Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by Registrant with the Securities and Exchange Commission, as indicated. All other documents listed are filed with this Registration Statement.


Exhibit Number          Description
- --------------          -----------
    4.2  *         Second Restated Certificate of Incorporation of Registrant
                   (Exhibit 3.1 to (Registrant's Form SB-2 Registration
                   Statement, Registration No. 33-80827 (the "Registration
                   Statement")).

    4.3  *         Amended and Restated By-laws of Registrant (Exhibit 3.2 to the Registration Statement).

    5.1            Opinion (including consent) of McDermott, Will & Emery.

    23.1           Consent of Corbin & Wertz.



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